Exhibit 99.1

ChronoScale Announces AI Infrastructure Partnership with Microsoft for 50 MW AI Compute Deployment in North America

Menlo Park, CA — August 27, 2026 — ChronoScale Corporation (NASDAQ: CHRN), (“ChronoScale” or the “Company”), an accelerated compute platform purpose-built to support demanding artificial intelligence workloads, today announced plans with Microsoft for a 50-megawatt (MW) AI compute deployment in North America. The deployment will feature NVIDIA GB300 NVL72 systems and advanced liquid-cooling infrastructure designed for high-density AI workloads.

The project brings together ChronoScale’s experience developing and operating purpose-built AI infrastructure with Microsoft’s global cloud and AI capabilities. It is designed to support the power, cooling, networking, storage, and operational requirements of next-generation accelerated computing.

“Microsoft is helping define the next era of AI, and we are proud to partner with them on the infrastructure required to support that transformation,” said Cenly Chen, Chief Executive Officer of ChronoScale. “This planned 50 MW deployment reflects our focus on building AI infrastructure for the density and scale of accelerated computing. By combining NVIDIA GB300 NVL72 systems, liquid cooling, and our full-stack infrastructure capabilities, we intend to deliver production-ready AI compute with the performance, reliability, and scalability our customers require.”

The North America deployment will integrate NVIDIA GB300 NVL72 systems with liquid cooling, high-performance networking, storage, software, and purpose-built data center infrastructure. The integrated design is intended to manage the thermal and operational requirements of next-generation NVIDIA accelerated computing clusters while supporting advanced AI training and inference workloads.

“The next generation of AI clouds must operate as full-stack AI factories, delivering more intelligence from every watt and lower token costs over the life of the infrastructure,” said Raj Mirpuri, Vice President of Global AI Clouds and Infrastructure Ecosystem at NVIDIA. “ChronoScale’s deployment of NVIDIA GB300 NVL72 systems will provide the performance, efficiency and flexibility developers and enterprises need to train and deploy frontier and open-source AI at scale.”

As AI models increase in size and complexity, the infrastructure supporting them must accommodate greater power density, advanced cooling technologies, high-bandwidth networking, and tightly integrated operations. ChronoScale’s full-stack platform brings together compute, networking, storage, software, and purpose-built data center infrastructure to deploy and operate accelerated computing capacity at scale.

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About ChronoScale

ChronoScale (Nasdaq: CHRN) is an accelerated compute platform purpose-built to support demanding artificial intelligence workloads. Focused on large-scale deployments, the platform delivers dedicated compute environments optimized for performance, consistency, and long-term operational execution, with the ability to scale capacity alongside accelerating AI demand.

Forward-Looking Statements

Statements in this Press Release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, (i) statements regarding the Company, its plans and objectives and anticipated future economic performance; (ii) statements about the cloud compute industry; (iii) statements regarding the Company’s ability to expand capacity and meet accelerating demand; (iv) statements regarding the planned partnership, deployment, performance, reliability, and scalability of the infrastructure described herein; and (v) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations. These risks, uncertainties, and other factors include: difficulties and delays in integrating the combined business resulting from the recently consummated business combination; the possibility that the anticipated benefits of the business combination are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; limitations on the Company’s ability to attract and retain key personnel, including executive officers and Board members of the Company; customer concentration, and an inability to renew existing customer agreements; the success of the Company’s risk management activities, including any failure by the Company to implement and maintain effective internal controls; litigation, including the potential litigation concerning the business combination; cash flow and access to capital; conditions in the debt and equity capital markets; slower than anticipated growth in the cloud compute industry; uncertainties related to market conditions, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026, as amended on April 10, 2026, subsequently filed Quarterly Reports on Form 10-Q, the definitive Information Statement on Schedule 14C filed with the SEC on April 3, 2026, and the risks described in other filings that the Company may make from time to time with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

Investor Relations & Media Contacts

Matt Glover or Ralf Esper

Gateway Group, Inc.

(949) 574-3860

CHRN@gateway-grp.com